UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 9, 2019
FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 9, 2019, Franklin Covey Co. (the Company) appointed Mr. Derek C.M. van Bever to its Board of Directors.  Mr. van Bever is a Senior Lecturer in the General Management Unit at the Harvard Business School.  Derek teaches courses in the Harvard MBA program, including “Leadership and Corporate Accountability” and “Building and Sustaining a Successful Enterprise,” and he is the faculty lead for Dr. Clay Christensen’s Executive Education course entitled “Disruptive Innovation.”  Mr. van Bever is also the Director of the Forum for Growth and Innovation, a research project sponsored by Professor Christensen that is focused on discovering, developing, and disseminating predictive theory on management and innovation.
In 1983, Derek co-founded The Advisory Board Company (NASDAQ: ABCO), a global research, consulting, and technology firm serving hospital and university executives, and was a member of the founding executive team of The Corporate Executive Board (NYSE: CEB), a global thought leadership and advisory network, which spun out of the Advisory Board Company in a 1999 Initial Public Offering.  In his role as Chief Research Officer for the Corporate Executive Board, Derek directed teams studying best practices in strategy, innovation, talent management, finance and governance in the large-corporate sector worldwide.  Following the IPO, Mr. van Bever oversaw the development and launch of Corporate Executive Board’s new practice areas and he led the development of the firm’s internal corporate academy.  Derek also co-authored the book Stall Points, an analysis of the growth experience of the Fortune 100 across the past half-century, which was published by Yale University Press in 2008.  The Company believes Derek’s experience, thought leadership, and expertise in business growth, innovation, subscription businesses, and strategy will be an extremely valuable addition to its Board of Directors.  Mr. van Bever is an “independent director” under the listing standards of the New York Stock Exchange.
Derek received his Masters of Business Administration from the Harvard Business School in 1988, and is a 2011 graduate of Harvard Divinity School.  His divinity school thesis, “A Mission Beyond Commerce,” examines the challenges to personal and corporate mission posed by pivot points such as a change of ownership or leadership transition and suggests practices and disciplines for retaining a sense of perspective in the “high hurry” of business life.

Mr. van Bever will be compensated for his services in accordance with the Company’s compensation program for directors as set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on December 20, 2018.

Derek has been appointed to Chair the Company’s Innovation Committee and to serve on the Company’s Growth Committee and Nominating and Governance Committee.  Mr. Van Bever’s term of service will expire at the annual meeting of shareholders scheduled to be held following the end of fiscal 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	September 12, 2019	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer